Q2 Fiscal 2025 | Financial Results

Lee D. Rudow
President and CEO

Michael West
Chief Operating Officer

Tom L. Barbato
Chief Financial Officer

TRANSCAT®
Trust in every measure

TRANSCAT Trust in every measure

Safe Harbor Statement

- *This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not statements of historical fact and thus are subject to risks, uncertainties and assumptions. Forward-looking statements relate to expectations, estimates, beliefs, assumptions and predictions of future events and are identified by words such as "aim," "anticipates," "believes," "can," "could," "designed," "estimates," "expects," "focus," "goal," "intends," "may," "plan," "outlook," "potential," "seek," "strategy," "strive," "target," "will," "would," and other similar words. All statements addressing operating performance, events or developments that Transcat expects or anticipates will occur in the future, including but not limited to statements relating to anticipated revenue, profit margins, the commercialization of software projects, sales operations, capital expenditures, cash flows, operating income, growth strategy, segment growth, potential acquisitions, integration of acquired businesses, market position, customer preferences, outlook and changes in market conditions in the industries in which Transcat operates are forward-looking statements. Forward-looking statements should be evaluated in light of important risk factors and uncertainties. These risk factors and uncertainties include those more fully described in Transcat's Annual Report and Quarterly Reports filed with the Securities and Exchange Commission, including under the heading entitled "Risk Factors." Should one or more of these risks or uncertainties materialize or should any of the Company's underlying assumptions prove incorrect, actual results may vary materially from those currently anticipated. In addition, undue reliance should not be placed on the Company's forward-looking statements, which speak only as of the date they are made. Except as required by law, the Company disclaims any obligation to update, correct or publicly announce any revisions to any of the forward-looking statements contained in this news release, whether as the result of new information, future events or otherwise.*

Q2 FY25 Summary

Consolidated Results

Q2 revenue grew 8% vs prior year to $67.8M

Gross profit grew 5% vs prior year to $21.2M

Net Income of $3.3M or $0.35 per diluted share compared to $0.06 last year

Service Segment

Q2 Service revenue of $44.1M grew 6% vs prior year, the 62nd consecutive quarter of YoY growth

Service organic revenue grew 4%; 9% organic growth excluding NEXA

Gross profit grew 4% with gross margin of 33.1%

Distribution Segment

Q2 Distribution revenue of $23.7M grew 11%

Q2 Gross profit grew 10% with gross margin of 27.9%

Revenue

($ in millions)


Service Segment
$41.4
6%
$44.1
Q2 FY24
Q2 FY25


Distribution Segment
$21.4
11%
$23.7
Q2 FY24
Q2 FY25


Consolidated
$62.8
8%
$67.8
Q2 FY24
Q2 FY25

Q2 Consolidated revenue grew 8%

Service total revenue growth of 6% driven by core Calibration

Service organic growth of 4%, 9% organic growth excluding NEXA

Distribution revenue growth of 11% driven by Rentals

All figures are rounded to the nearest tenth of a million. Therefore, totals shown in graphs may not equal the sum of the segments.

Gross Profit and Margin

($ in millions)


Service Segment
4%
$14.1
34.0%
$14.6
33.1%
Q2 FY24
Q2 FY25
Distribution Segment
10%
$6.0
28.3%
$6.6
27.9%
Q2 FY24
Q2 FY25
Consolidated
5%
$20.1
32.0%
$21.2
31.3%
Q2 FY24
Q2 FY25

Consolidated gross profit of $21.2M increased 5% vs prior year

Service gross profit of $14.6M grew 4%, but margins primarily impacted by lower-than-expected NEXA revenue

Distribution gross profit grew 10% to $6.6M, but margins lower than expected as the result of Gulf of Mexico hurricanes impacting Becnel results

All figures are rounded to the nearest tenth of a million. Therefore, totals shown in graphs may not equal the sum of the segments.

Net Income, Diluted EPS, Adjusted Diluted EPS*

($ in millions, except EPS)


Net Income
$0.5
$3.3
Q2 FY24
Q2 FY25
Diluted EPS
$0.06
$0.35
Q2 FY24
Q2 FY25
Adjusted EPS*
$0.60
$0.52
Q2 FY24
Q2 FY25

Q2 Net Income of $3.3M grew 614% from prior year (Q2 of last year included a $2.8 million non-cash charge related to the amended NEXA earn-out agreement)

Adjusted EPS of $0.52

**See supplemental slides for a description of this non-GAAP financial measure, Adjusted EPS reconciliation and other important information regarding Adjusted EPS*

Adjusted EBITDA* and Margin

($ in millions)



Service Segment
-3%
$6.8
16.4%
$6.6
15.0%
Q2 FY24
Q2 FY25
Distribution Segment
-12%
$2.5
11.8%
$2.2
9.4%
Q2 FY24
Q2 FY25
Consolidated
$9.3
-5%
$8.9
14.9%
13.1%
Q2 FY24
Q2 FY25

Consolidated adjusted EBITDA down 5%

Service segment adjusted EBITDA down 3% negatively impacted primarily by lower-than-expected NEXA revenue

Distribution adjusted EBITDA declined 12% as was impacted primarily by Becnel profit impacts from Gulf of Mexico hurricanes in the quarter

** See supplemental slides for a description of this non-GAAP financial measure, Adjusted EBITDA reconciliation and other important information regarding Adjusted EBITDA. All figures are rounded to the nearest tenth of a million. Therefore, totals shown in graphs may not equal the sum of the segments.*

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Operating Free Cash Flow

($ in millions)

	Six Months Ended	
Note: Components may not add to totals due to rounding	**September 28, 2024**	**September 23, 2023**
Net cash provided by operations	$15.8	$16.0
Capital expenditures (CapEx)	(7.6)	(5.4)
Operating free cash flow (FCF)**	**$8.1**	**$10.5**

Cash Flow from operations consistent with prior year

Capital expenditures up $2.2 million year over year and remain focused on Service capabilities/expansion, rental pool assets and technology; in line with expectations

***In addition to reporting net cash provided by operations, a U.S. generally accepted accounting principle ("GAAP") measure, we present operating free cash flow (net cash provided by operations less capital expenditures), which is a non-GAAP measure. We believe operating free cash flow is an important liquidity measure that reflects the cash generated by the business, after the purchases of technology, capabilities and assets, that can then be used for, among other things, strategic acquisitions, investments in the business, and funding ongoing operations. Operating free cash flow is not a measure of financial performance under GAAP and is not calculated through the application of GAAP. As such, it should not be considered as a substitute or alternative for the GAAP measure of net cash provided by operations and, therefore, should not be used in isolation of, rather in conjunction with, the GAAP measure. Operating free cash flow, as presented, may produce results that vary from the GAAP measure and may not be comparable to a similarly defined non-GAAP measure used by other companies.*

Balance Sheet Supports Growth Strategy

($ in millions)

Capitalization		
Note: Components may not add to totals due to rounding	September 28, 2024	September 23, 2023
Cash, cash equivalents, & marketable securities	$23.8	$1.2
Total debt	3.0	53.3
Total net debt	**($20.8)**	**$52.0**
Shareholders' equity	268.8	138.3
Total capitalization	**$271.8**	**$191.5**
Debt/total capitalization	1.1%	27.8%
Net debt/total capitalization	-7.7%	27.2%

0.08x leverage ratio at quarter-end *(Total debt to TTM Adjusted EBITDA*)*

$80.0M available from credit facility at quarter-end

Revolving credit facility was paid off with the proceeds from the Secondary Offering during FY24.

** See supplemental slides for a description of this non-GAAP financial measure, Adjusted EBITDA reconciliation and other important information regarding Adjusted EBITDA.*

Outlook*

2025 Expectations

Service segment: For Fiscal 2025, expect Service organic revenue growth to be in the mid-single digits when normalized for the extra week in fiscal 2024 and Service gross margin expansion.

Total Transcat: We expect the fiscal 2025 income tax rate to be in the range of 21% to 23%.

Mid-to-long Term Outlook

- Strong organic growth in our Service segment remains a centerpiece of our strategy
- Our business continues to benefit from a predominantly life science-oriented market, driven by regulation and recurring revenue streams
- We have generated sustainable margin improvement over the past several years and we believe the improvement will continue
- We anticipate demonstrating more leverage on the S,G&A investments we have made in the years ahead
- Acquisitions that strengthen our fundamental value proposition will continue to be an important component of our go-forward strategy

** Outlook provided as of May 15, 2024*

Conference Call and Webcast Playback

- Replay Number: **412-317-6671** *passcode: 13749365*
  Telephone replay available through **Tuesday, November 5th, 2024**

- Webcast / Presentation / Replay available at
  https://www.transcat.com/investor-relations

Supplemental Information

TRANSCAT®
Trust in every measure

TRANSCAT® Trust in every measure

Adjusted EBITDA Reconciliation

($ in thousands)	FY 2024 Q2	FY 2025 Q2	FY 2025 Q2 TTM
Net Income	$ 460	$ 3,286	$ 17,932
+ Interest Expense / (Income), net	890	(210)	(1,147)
+ Other Expense / (Income)	(49)	232	663
+ Tax Provision	342	427	4,884
Operating Income	$ 1,643	$ 3,735	$ 22,332
+ Depreciation & Amortization	3,269	4,399	15,931
+ Transaction Expense	328	32	(1,690)
+ Acquisition Earn-Out Adjustment	2,800	-	-
+ Other (Expense) / Income	49	(231)	(661)
+ Noncash Stock Compensation	1,241	926	3,965
Adjusted EBITDA	$ 9,330	$ 8,861	$ 39,877

In addition to reporting net income, a U.S. generally accepted accounting principle ("GAAP") measure, we present Adjusted EBITDA (earnings before interest, income taxes, depreciation and amortization, non-cash stock compensation expense, restructuring expense and non-cash loss on sale of building), which is a non-GAAP measure. We believe Adjusted EBITDA is an important measure of our operating performance because it allows management, investors and others to evaluate and compare the performance of our core operations from period to period by removing the impact of the capital structure (interest), tangible and intangible asset base (depreciation and amortization), taxes, stock-based compensation expense and other items, which is not always commensurate with the reporting period in which it is included. As such, we use Adjusted EBITDA as a measure of performance when evaluating our business segments and as a basis for planning and forecasting. Adjusted EBITDA is not a measure of financial performance under GAAP and is not calculated through the application of GAAP. As such, it should not be considered as a substitute or alternative for the GAAP measure of net income and, therefore, should not be used in isolation of, rather in conjunction with, the GAAP measure. Adjusted EBITDA, as presented, may produce results that vary from the GAAP measure and may not be comparable to a similarly defined non-GAAP measure used by other companies.

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Segment Adjusted EBITDA Reconciliation

($ in thousands)	FY 2024 Q2	FY 2025 Q2
Service Operating Income	$ 742	$ 3,701
+ Depreciation & Amortization	2,325	2,455
+ Transaction Expense	76	
+ Acquisition Earn-Out Adjustment	2,800	
+ Other (Expense) / Income	29	(164)
+ Noncash Stock Compensation	826	629
Service Adjusted EBITDA	$ 6,798	$ 6,621
Distribution Operating Income	$ 901	$ 31
+ Depreciation & Amortization	944	1,944
+ Transaction Expense	252	32
+ Other (Expense) / Income	20	(67)
+ Noncash Stock Compensation	415	297
Distribution Adjusted EBITDA	$ 2,532	$ 2,237
Service EBITDA	$6,798	$6,621
Distribution EBITDA	$2,532	$2,237
Total Adjusted EBITDA	$9,330	$8,858

In addition to reporting net income, a U.S. generally accepted accounting principle ("GAAP") measure, we present Adjusted EBITDA (earnings before interest, income taxes, depreciation and amortization, non-cash stock compensation expense, restructuring expense and non-cash loss on sale of building), which is a non-GAAP measure. We believe Adjusted EBITDA is an important measure of our operating performance because it allows management, investors and others to evaluate and compare the performance of our core operations from period to period by removing the impact of the capital structure (interest), tangible and intangible asset base (depreciation and amortization), taxes, stock-based compensation expense and other items, which is not always commensurate with the reporting period in which it is included. As such, we use Adjusted EBITDA as a measure of performance when evaluating our business segments and as a basis for planning and forecasting. Adjusted EBITDA is not a measure of financial performance under GAAP and is not calculated through the application of GAAP. As such, it should not be considered as a substitute or alternative for the GAAP measure of net income and, therefore, should not be used in isolation of, rather in conjunction with, the GAAP measure. Adjusted EBITDA, as presented, may produce results that vary from the GAAP measure and may not be comparable to a similarly defined non-GAAP measure used by other companies.

Adjusted Diluted EPS Reconciliation

($ in thousands)

($ In thousands except per share data)		
	FY 25 Q2	FY 24 Q2
GAAP Net Income	$ 3,286	$ 460
Add back (deduct)	$ 1,541	$ 1,528
Amortization of Intangibles	1,888	1,416
Acquisition deal costs	33	328
Acq Stock Expense	130	274
Acquisition Amortization of backlog	4	19
Income Tax Effect at 25%	(514)	(509)
Acquisition Earn-Out Adjustment	-	2,800
Non-GAAP adjusted net income	$ 4,827	$ 4,788
Average diluted shares outstanding	9,282	7,948
Diluted income per share - GAAP	$ 0.35	$ 0.06
Diluted income per share - Non-GAAP	$ 0.52	$ 0.60

In addition to reporting Earnings Per Share, a GAAP measure, we present Adjusted Diluted Earnings Per Share (net income plus acquisition related amortization expense, acquisition related transaction and integration expenses, acquisition amortization of backlog and restructuring expense), which is a non-GAAP measure. Our management believes Adjusted Diluted EPS is an important measure of our operating performance because it provides a basis for comparison of our business operations between current, past and future periods by excluding items that we do not believe are indicative of our core operating performance.

Adjusted Diluted Earnings Per Share is not a measure of financial performance under GAAP and is not calculated through the application of GAAP. As such, it should not be considered as a substitute or alternative for the GAAP measure of Earnings Per Share and, therefore, should not be used in isolation of, but in conjunction with, the GAAP measure. Adjusted Diluted Earnings Per Share, as presented, may produce results that vary from the GAAP measure and may not be comparable to a similarly defined non-GAAP measure used by other companies.